UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On October 2, 2009, Viacom Inc. (“Viacom”) entered into a new employment agreement (the “Agreement”) with Michael D. Fricklas, Viacom’s Executive Vice President, General Counsel and Secretary. The Agreement extends Mr. Fricklas’ term of employment to June 30, 2013 on the following terms:

•

Elimination of Special Equity Award. Mr. Fricklas will not receive a special equity award in connection with the renewal of his agreement. His prior employment agreement provided for a one-time grant of $2.5 million in Restricted Share Units, vesting over three years.

•	Base Salary. Effective January 1, 2010, Mr. Fricklas’ salary will be increased to $1.215 million per year from the current $1.05 million.

•	Annual Merit Review. Mr. Fricklas will be eligible to receive an annual increase in salary, as determined by the Viacom Compensation Committee, beginning January 1, 2011.

•

Annual Cash Bonus. Effective January 1, 2010, Mr. Fricklas’ target annual cash bonus under Viacom’s Senior Executive Short-Term Incentive Plan will be increased to not less than $2.3 million from the current $1.675 million, subject to the achievement of performance goals established by the Viacom Compensation Committee.

•	Annual Equity Awards. Mr. Fricklas will continue to be eligible to receive annual grants of equity compensation with a target value of $3 million.

•

Benefits. Mr. Fricklas will continue to be eligible to participate in Viacom’s retirement and other employee benefit plans for which he qualifies pursuant to the terms of the applicable plan, and he will continue to receive term life insurance coverage in the amount of $5 million.

•

Severance. Consistent with Mr. Fricklas’ prior employment agreement, the Agreement provides that the maximum amount payable with respect to salary and bonus in the event of his termination without “cause” or resignation for “good reason” is two times his then current base salary and target bonus. In addition, like Mr. Fricklas’ prior employment agreement, the Agreement provides for acceleration of vesting of certain unvested equity awards in the event of his termination without “cause” or resignation for “good reason.”

•	Restrictive Covenants. Mr. Fricklas will continue to be subject to certain restrictive covenants, such as non-competition and non-solicitation covenants, including following termination of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Thomas E. Dooley
	Name:	Thomas E. Dooley
	Title:	Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer

Date: October 2, 2009